EX-21
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SUBSIDIARIES OF THE REGISTRANT

EXHIBIT 21

LIST OF ACTIVE SUBSIDIARIES AS OF JANUARY 31, 2002

Company Name	% Ownership	Jurisdiction of Creation

Moody’s Investors Service Pty. Limited	100%	Australia

Moody’s America Latina Ltda.	100%	Brazil

Moody’s Canada Inc.	100%	Canada

Moody’s Interbank Credit Service Limited	100%	Cyprus

Moody’s Investors Service, Inc.	100%	Delaware

Moody’s Holdings, Inc.	100%	Delaware

Moody’s Overseas Holdings, Inc.	100%	Delaware

Moody’s Risk Management Services, Inc.	100%	Delaware

Moody’s Investors Service Ltd.	100%	England

Moody’s Holdings UK Limited	100%	England

Moody’s Risk Management Services Ltd.	100%	England

Moody’s France SA	100%	France

Moody’s Deutschland GmbH	100%	Germany

Moody’s Asia Pacific Limited	100%	Hong Kong

Moody’s Investment Company India Pvt. Ltd.	100%	India

Moody’s Mauritius Holdings Limited	100%	India

Moody’s Risk Management Services, Ltd.	100%	Ireland

Moody’s Italia S.r.l	100%	Italy

Moody’s Japan Kabushiki Kaisha	100%	Japan

Moody’s de Mexico S.A. de C.V.	100%	Mexico

Moody’s Holdings B.V	100%	Netherlands

Moody’s Investors Service Espana, S.A.	100%	Spain

Moody’s Singapore Pte. Ltd.	100%	Singapore

Moody’s Latin America Holding Corporation	51.73%	British Virgin Islands

Korea Investors Service, Inc.	50.001%	Korea